Exhibit 10.2

Amended and Restated

Stockholders’ Agreement

among

Peak Resorts, Inc.

and

the Stockholders named herein

dated as of

November 21, 2018

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (this “Agreement”), dated as of
November 21, 2018, is entered into among Peak Resorts, Inc., a Missouri corporation (the “Company”), Timothy D. Boyd, Stephen J. Mueller, and Richard K. Deutsch, (each a “Management Stockholder” and collectively the “Management Stockholders”), CAP 1 LLC, a Delaware limited liability company (the “Investor”), and each other Person who after the date hereof acquires Equity Securities (as defined below) of the Company and becomes a party to this Agreement by executing a Joinder Agreement in accordance with this Agreement (such Persons, collectively with the Investor and the Management Stockholders, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders entered into the Stockholders’ Agreement, dated as of
November 2, 2016 (the “Original Stockholders’ Agreement”), in connection with the transactions contemplated by the Securities Purchase Agreement between the Company and the Investor, dated as of November 2, 2016 (the “Securities Purchase Agreement”);

WHEREAS, pursuant to the terms and conditions set forth in the Credit Agreement by and among Snow Time Acquisition, Inc., Snow Time, Inc. and the Investor, dated as of November 21, 2018 (the “Credit Agreement”), the Company has agreed to issue to the Investor additional shares of the Company’s Series A Preferred Shares (as defined below) and additional warrants to purchase Common Stock;

WHEREAS, as of the date hereof and after giving effect to the transactions contemplated by the Credit Agreement, each Stockholder owns the percentage of the issued and outstanding Common Stock and other Equity Securities as set forth next to its name on the signature page hereto, and the Investor owns 40,000 Series A Preferred Shares and the Warrants (as defined below); and

WHEREAS, the Company and the Stockholders deem it in their best interests to amend and restate the Original Stockholders’ Agreement and set forth in this Agreement their respective rights and obligations in connection with the Stockholders’ investment in the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I Definitions

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Article I.

“20.0% Beneficial Ownership Requirement” means that the Investor or its Affiliates continue to beneficially own Equity Securities that represent, in the aggregate and on a fully diluted, as-converted basis, at least 20.0% of the issued and outstanding Equity Securities on a fully diluted, as-converted basis.  For the avoidance of doubt, once the 20.0% Beneficial Ownership Requirement is no longer satisfied, it cannot be satisfied at a later date.

“11.4% Beneficial Ownership Requirement” means that (a) at least 50.0% of the Series A Preferred Shares held by the Investor as of the date of this Agreement (subject to appropriate adjustments for stock splits, stock dividends and similar events that, by their nature, increase or decrease the number of Series A Preferred Shares outstanding) are issued and outstanding and (b) the Investor or its Affiliates continue to beneficially own Equity Securities that represent, in the aggregate and on a fully diluted, as-converted basis, at least 11.4% of the issued and outstanding Equity Securities on a fully diluted, as-converted basis.  For the avoidance of doubt, once the 11.4% Beneficial Ownership Requirement is no longer satisfied, it cannot be satisfied at a later date.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities or ownership interests, including ownership by trusts with substantially the same beneficial interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority, (b) any consents or approvals of any Governmental Authority and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Articles of Incorporation” means the articles of incorporation of the Company, as filed with the Secretary of State of the State of Missouri and as amended, modified, supplemented or restated from time to time.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Missouri and New York are authorized or required to close.

“By-laws” means the by-laws of the Company, as amended, modified, supplemented or restated from time to time.

“Certificate of Designation” means the Certificate of Designation of the Series A Convertible Preferred Stock.

“Change of Control” shall have the meaning set forth in the Certificate of Designation.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the preamble.

“Credit Agreement” has the meaning set forth in the preamble.

“Director” means a member of the Board.

“Director Qualification Standards” means (a) any requirements generally applicable to all of the Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) regarding service as a Director of the Company under Applicable Law or the rules and regulations of NASDAQ and (b) any additional qualification standards generally applicable to all Directors (and not, for the avoidance of doubt, requirements applicable to a director fulfilling a particular function) established by the Board or the Nominating Committee for eligibility of individuals to serve as Directors.

“Equity Securities” means any and all shares of Common Stock and any securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares, which specifically includes the Series A Preferred Shares and the Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Exercise Period” has the meaning set forth in Section 3.05(c).

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investor” has the meaning set forth in the preamble.

“Investor Director” has the meaning set forth in Section 2.01(c).

“Investor Nominee” has the meaning set forth in Section 2.01(a).

“Investor Notice” has the meaning set forth in Section 3.04(b).

“Issuance Notice” has the meaning set forth in Section 3.05(b).

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Judgment” means any judgment, writ, stipulation, award, injunction, determination, order or decree of any Governmental Authority.

“Lien” means any lien, claim, charge, mortgage, pledge, security interest, option, preferential arrangement, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever.

“Management Stockholders” has the meaning set forth in the preamble.

“New Securities” means any new Equity Securities that the Company may from time to time propose to issue or sell, excluding (a) the Warrants and any Common Stock issued pursuant to the exercise thereof, (b) the Series A Preferred Shares and any Common Stock issued pursuant to the conversion thereof, (c) Equity Securities issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to any equity incentive program or agreement approved by the Board, (d) Equity Securities issued in connection with any adjustment pursuant to Section 8.06 of the Certificate of Designation and similar provisions set forth in the Warrants, (e) Equity Securities issued to

Persons with which the Company has business relationships, including under equipment leasing arrangements, bank or other institutional loans, acquisitions of companies or resorts or other arrangements or transactions wherein the principal purpose of the issuance of such Equity Securities is for non-equity financing purposes, provided that such issuance is approved by the Board and (f) the issuance of Common Stock in connection with any stock split, combination, dividend, distribution, reclassification, exchange or substitution.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board or any successor committee thereto.

“Offered Shares” has the meaning set forth in Section 3.02(a).

“Organizational Documents” means the By-laws, the Articles of Incorporation and the Certificate of Designation.

“Original Stockholders’ Agreement” has the meaning set forth in the preamble.

“Permitted Liens” means, with respect to any Management Stockholder, any Lien representing a pledge of any Equity Securities that secures such Management Stockholder’s obligations under a personal loan.

“Permitted Transferee” means with respect to any Stockholder, any Affiliate of such Stockholder or the Company.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Proposed Transferee” has the meaning set forth in Section 3.03(a).

“Public Sale” means a public sale of Common Stock by a Stockholder on a Trading Market.

“Registration Rights Agreements” means that certain Registration Rights Agreement, dated as of November 2, 2016, and that certain Registration Rights Agreement, dated as of the date hereof, each by and among the Company and the Investor, as each such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“ROFO Acceptance” has the meaning set forth in Section 3.02(d).

“ROFO Acceptance Period” has the meaning set forth in Section 3.02(d).

“ROFO Notice Period” has the meaning set forth in Section 3.02(c).

“ROFO Offer” has the meaning set forth in Section 3.02(c).

“ROFR Notice” has the meaning set forth in Section 3.04(d).

“ROFR Notice Period” has the meaning set forth in Section 3.04(d).

“Sale Notice” has the meaning set forth in Section 3.03(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Securities Purchase Agreement” has the meaning set forth in the preamble.

“Selling Stockholder” has the meaning set forth in Section 3.03(a).

“Series A Preferred Shares” means the Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of the Company.

 “Stockholders” has the meaning set forth in the preamble.

“Subsidiary” means with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tag-along Notice” has the meaning set forth in Section 3.03(c).

“Tag-along Period” has the meaning set forth in Section 3.03(c).

“Tag-along Sale” has the meaning set forth in Section 3.03(a).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transfer” means to, directly or indirectly, sell, transfer, assign or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or similar disposition of, any Equity Interest owned by a Person or any interest (including a beneficial interest) in any Equity Interest owned by a Person.  A “Transfer” specifically excludes any pledge, encumbrance or hypothecation of any Equity Interest owned by a Person or any interest (including a beneficial interest) in any Equity Interest owned by a Person but specifically includes any subsequent transfer, assignment or disposition pursuant to the exercise of any creditor’s rights with respect to any such pledge, encumbrance or hypothecation.

“Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company, the Investor and certain other stockholders, as such agreement may be amended, modified, supplemented or restated in accordance with its terms.

“Warrants” means the followings warrants issued by the Company:  Warrant Certificate No. 1dated as of November 2, 2016 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share; Warrant Certificate No. 2 dated as of November 2, 2016 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share; Warrant Certificate No. 3 dated as of November 2, 2016 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share; Warrant Certificate No. 4 dated as of November 21, 2018 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share; Warrant Certificate No. 5 dated as of
November 21, 2018 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share; Warrant Certificate No. 6 dated as of November 21, 2018 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share; Warrant Certificate No. 7 dated as of
November 21, 2018 exercisable for 1,750,000 shares of Common Stock at an exercise price of $10.00 per share; and the Additional Warrant, as defined in the Credit Agreement, exercisable for 666,667 shares of Common Stock at an exercise price of $7.50 per share, as may be issued pursuant to Section 2.08 of the Credit Agreement.

Article II Nomination and Voting
Investor Director; Observer

.

(a) For so long as the 20.0% Beneficial Ownership Requirement is satisfied, the Investor shall be entitled to designate for nomination one (1) nominee of the Board, subject to such Person’s satisfaction of the Director Qualification Standards, the provisions of Section 2.03 and the recommendation of the Nominating Committee, which recommendation shall not be unreasonably withheld, conditioned or delayed, (such person, the “Investor Nominee”).

(b) In the event that the Investor nominates an Investor Nominee, the Company shall  include the Investor Nominee in its slate of nominees for election to the Board at each annual or special meeting of the stockholders of the Company at which Directors are to be elected and at which such Investor Nominee’s seat is subject to election and  recommend that the Company’s stockholders vote in favor of the election of such Investor Nominee at any such annual or special meeting of the Company’s stockholders, subject to the Directors’ fiduciary duties.  The Company and the Board shall take all reasonably necessary actions to ensure that, at all times when the Investor Nominee is eligible to be appointed or nominated, there are sufficient vacancies on the Board to permit the election of the Investor Nominee as a Director.  For the avoidance of doubt, the Investor shall not be required to comply with the advance notice provisions generally applicable to the nomination of Directors set forth in the By-laws so long as the Investor provides reasonable advance notice to the Company of the Investor Nominee prior to the mailing of the proxy statement by the Company.

(c) If an Investor Nominee then serving as a Director, if any, (the “Investor Director”) ceases to serve on the Board for any reason (other than pursuant to Section 2.02) during his or her term (until such time as the 20.0% Beneficial Ownership Requirement is not satisfied), the vacancy created thereby shall be filled, and the Company shall cause the Board to fill such vacancy, with a new Investor Nominee.

(d) In the absence of any nomination from the Investor at a time when it has the right to nominate a director as specified above, the Investor Director previously nominated by the Investor and then serving (if any) shall be the Investor Nominee (subject to the satisfaction of the qualification requirements for an Investor Nominee set forth herein).

Termination of Investor Board Rights

.  If at any time the 20.0% Beneficial Ownership Requirement is not satisfied, then the Investor Director shall immediately resign, and the Investor shall cause such Investor Director to immediately resign, from his or her position as a Director effective as of the receipt of such notice.

Director Qualifications

.  Notwithstanding anything to the contrary in this Agreement, the Investor agrees that, prior to and as a condition to the nomination and election of any Investor Nominee:

(e) such Investor Nominee shall have satisfied the Director Qualification Standards; provided that:

(i) no Investor Nominee shall be eligible to serve on the Board if he or she has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act (to the extent material to his or her ability or integrity to serve as a Director), is subject to any Judgment prohibiting service as a director of any public company, or is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act except for a disqualification event covered by Rule 506(d)(2) or (d)(3) and

(ii) if any Investor Nominee shall fail to satisfy the Director Qualification Standards or the requirements of the preceding clause (i), the Investor agrees that such Investor Nominee shall not be nominated or elected to the Board, and neither the Company nor any Stockholder shall have any obligation to recommend, support or vote for such Investor Nominee’s nomination or election,

(f) each Investor Nominee shall (and the Investor shall cause each Investor Nominee to) make himself or herself reasonably available for an interview and to consent to such customary reference and background checks as the Nominating Committee may reasonably request to determine such Investor Nominee’s eligibility to serve as a Director and compliance with the Director Qualification Standards and

(g) each Investor Nominee must provide to the Company:

(i) all information reasonably requested by the Company that is required to be or is customarily disclosed for Directors, candidates for Directors and their respective Affiliates in a proxy statement or other filings in accordance with Applicable Law, any NASDAQ rules or listing standards or the Articles of Incorporation, By-laws or any corporate governance guidelines adopted from time to time by the Company provided that no such guidelines shall unreasonably or intentionally restrict the Investor’s rights under this Article II,  in each case, relating to such Investor Nominee’s nomination or election, as applicable, as a Director; and

(ii) all information reasonably requested by the Company in connection with assessing eligibility under the Director Qualification Standards relating to such Investor Nominee’s nomination or election, as applicable, as a Director.

For the avoidance of doubt, if any Investor Nominee fails to meet the criteria for nomination and election set forth in this Article II, the Investor shall have the right to nominate a replacement Investor Nominee so long as doing so would not necessitate an amendment to the Company’s proxy statement for the special or annual meeting of stockholders at which such original Investor Nominee would have stood for election.

If at any time an Investor Director ceases to satisfy the criteria set forth in Section 2.03(a) above, then the Investor Director shall immediately resign, and the Investor shall cause such Investor Director to immediately resign, from his or her position as a Director effective as of the receipt of such notice, whereupon the Investor, provided the 20.0% Beneficial Ownership Requirement is satisfied, shall have the right to nominate an Investor Nominee for such vacancy.

Article III Transfer of Interests
General Restrictions on Transfer

.

(a) Except as permitted pursuant to Section 3.01(b), or in accordance with the procedures described in Section 3.02 or Section 3.03, each Stockholder agrees that he or it will not, directly or indirectly, voluntarily or involuntarily, Transfer any of his or her Equity Securities.

(b) The provisions of Section 3.01(a), shall not apply to any of the following Transfers by any Stockholder of any of his or her Equity Securities:
(i) to a Permitted Transferee;
(ii) pursuant to a Public Sale;
(iii) pursuant to a merger, consolidation or other business combination of the Company; or
(iv) with respect to the Investor, with the prior written consent of the Company, which shall not be unreasonably withheld.

(c) In addition to any legends required by Applicable Law, each certificate representing any Equity Securities issued to the Stockholders after the date hereof shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS’ AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

(d) Unless the transferee is the Company, prior to consummation of any Transfer by a Management Stockholder of any of his or her Equity Securities  to a Permitted Transferee or in accordance with Section 3.02,  Section 3.03 or Section 3.04, such Stockholder shall cause the transferee thereof to execute and deliver to the Stockholders and the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement.  Upon any Transfer by a Management Stockholder of any of his or its Equity Securities  to a Permitted Transferee or in accordance with Section 3.02,  Section 3.03 or Section 3.04, the transferee thereof (unless such transferee is the Company) shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.  Upon a Transfer of Equity Securities pursuant to Section 3.01(b)(ii) or (iii), such Equity Securities shall thereafter not be subject to the rights or obligations of this Agreement, and such transferee shall not be required to or permitted to execute a Joinder Agreement.  Notwithstanding the foregoing, no transferee of all or any portion of the Series A Preferred Shares or the Warrants (other than a transferee who is an Affiliate of the Investor) shall have the right to exercise any of the rights of the Investor set forth in Article II,  Section 3.02,  Section 3.03,  Section 3.05 and Article IV; any transferee who is an Affiliate of the Investor shall have the right to exercise the rights of the Investor set forth in Article II,  Section 3.02,  Section 3.03,  Section 3.05 and Article IV, provided that such transferee executes and delivers to the Stockholders and the Company a Joinder Agreement and agrees to be bound by the terms and conditions of this Agreement.  Any subsequent Transfers of the Series A Preferred Shares or the Warrants shall be subject to this Article III.

(e) Any Transfer or attempted Transfer of any Equity Securities in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported transferee in any such Transfer shall not be treated (and the purported transferor shall continue be treated) as the owner of such Equity Securities for all purposes of this Agreement.

Right of First Offer

.

(f) Any Management Stockholder wishing to Transfer Equity Securities (other than a Transfer in accordance with Section 3.01(b)) must inform the Investor of such intent in writing specifying the number of Equity Securities (the “Offered Shares”) it intends to Transfer.

(g) By delivering such written notice of intent, the Management Stockholder represents and warrants to the Investor that  the Management Stockholder has (and will have on the closing date of any purchase of such Offered Shares by the Investor pursuant to this Section 3.02) full right, title and interest in and to the Offered Shares,  the Management Stockholder has (and will have on the closing date of any purchase of such Offered Shares by the Investor pursuant to this Section 3.02) all the necessary power and authority and has taken all necessary action to sell such Offered Shares as contemplated by this Section 3.02, and  the Offered Shares are (and will be on the closing date of any purchase of such Offered Shares by the Investor pursuant to this Section 3.02) free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement and the Voting Agreement and other than Permitted Liens, which shall, as of the closing date of any purchase of such Offered Shares by the Investor pursuant to this Section 3.02 be released by the holder thereof.

(h) Upon receipt of such written notice of intent, the Investor shall have the right to offer to purchase all (but not less than all) of the Offered Shares by delivering a written notice (a “ROFO Offer”) to the Management Stockholder stating that it offers to purchase such Offered Shares on the terms and conditions (including price) specified therein.  Any ROFO Offer so delivered on or before the date that is 15 Business Days after receipt by the Investor of such written notice of intent (the “ROFO Notice Period”) shall be binding upon delivery and irrevocable by the Investor.

(i) Upon receipt of any ROFO Offer, the Management Stockholder shall have the right to accept the offer set forth therein by delivering a written acceptance (the “ROFO Acceptance”) of the ROFO Offer to the Investor on or before the date that is 15 Business Days after receipt by the Management Stockholder of the ROFO Offer (the “ROFO Acceptance Period”).  Any ROFO Acceptance so delivered on or before the expiration of the ROFO Acceptance Period shall constitute a binding agreement of the Management Stockholder to sell and the Investor to purchase, the Offered Shares on the terms and conditions set forth in the ROFO Offer.  Any such sale shall be consummated on the 5th Business Day after receipt by the Investor of the ROFO Acceptance, or as otherwise agreed between the Management Stockholder and Investor.

(j) If the Investor does not deliver a ROFO Offer during the ROFO Notice Period it shall be deemed to have waived all of its rights to purchase the Offered Shares under this Section 3.02, and the Management Stockholder shall thereafter be free to market and Transfer on or before the date that is 60 Business Days after the expiration of such ROFO Notice Period the Offered Shares, subject to the provisions of Section 3.03, to any Person.  If the Management Stockholder does not so Transfer the Offered Shares on or before the date that is 60 Business Days after the expiration of such ROFO Notice Period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be offered to any person unless the Management Stockholder again complies with this Section 3.02.

(k) If the Investor does deliver a ROFO Offer in accordance with this Section 3.02, and the Management Stockholder does not deliver a ROFO Acceptance prior to the expiration of the 10

ROFO Acceptance Period, the Management Stockholder may, during the 60 Business Day period following the expiration of the ROFO Acceptance Period, subject to the provisions of Section 3.03, market and Transfer all of the Offered Shares to any Person on terms and conditions no more favorable to such Person than those set forth in the ROFO Offer.  If the Management Stockholder does not Transfer the Offered Shares within such period, the rights provided hereunder shall be deemed to be revived and the Offered Shares shall not be offered for Transfer to any Person unless the Management Stockholder again complies with this Section 3.02.

(l) Each Management Stockholder participating in a sale contemplated by this Section 3.02 shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 3.02 including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(m) At the closing of any sale and purchase pursuant to this Section 3.02, the Management Stockholder shall deliver to the Investor a certificate or certificates representing the Offered Shares to be sold (if any), accompanied by stock powers with signatures guaranteed and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Investor by certified or official bank check or by wire transfer of immediately available funds.

Tag-along Rights

.

(n) If at any time a Management Stockholder (a “Selling Stockholder”), proposes to Transfer any shares of his or her Common Stock (other than a Transfer in accordance with Section 3.01(b)) to a any Person (the “Proposed Transferee”), the Investor shall be permitted to participate in such Transfer (a “Tag-along Sale”) on the terms and conditions set forth in this Section 3.03.

(o) Prior to the consummation of any such Transfer of Common Stock described in Section 3.03(a), the Selling Stockholder shall deliver to the Investor a written notice (a “Sale Notice”) of the proposed Tag-along Sale subject to this Section 3.03 no later than 10 Business Days prior to the closing date of the Tag-along Sale.  The Sale Notice shall make reference to the Investor’s rights hereunder and shall describe in reasonable detail:

(i) the aggregate number of shares of Common Stock the Proposed Transferee has proposed to transfer;
(ii) the identity of the Proposed Transferee;
(iii) the proposed date, time and location of the closing of the Tag-along Sale;

(iv) the per share purchase price and the other material terms and conditions of the Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(v) a copy of any form of agreement proposed to be executed in connection therewith.

(p) The Investor shall exercise its right to participate in a Transfer of Common Stock by the Selling Stockholder subject to this Section 3.03 by delivering to the Selling Stockholder a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of shares of Common Stock to be Transferred by it no later than five Business Days after receipt of the Sale Notice

(the “Tag-along Period”).  The offer of the Investor set forth in a Tag-along Notice shall be irrevocable and the Investor shall be bound and obligated to Transfer in the proposed Transfer on the terms and conditions set forth in this Section 3.03.  The Selling Stockholder and the Investor shall have the right to Transfer in a Transfer subject to this Section 3.03 the number of shares of Common Stock equal to the product of (x) the aggregate number of shares of Common Stock the Proposed Transferee proposes to buy as stated in the Sale Notice and (y) a fraction (A) the numerator of which is equal to the number of shares of Common Stock then held by the Selling Stockholder or the Investor, as the case may be, and (B) the denominator of which is equal to the number of shares of Common Stock then held by the Selling Stockholder and the Investor.

(q) If the Investor does not deliver a Tag-along Notice in compliance with Section 3.03(c) above it shall be deemed to have waived all of its rights to participate in such Transfer, and the Selling Stockholder shall thereafter be free, subject to the provisions of Section 3.03(i) to Transfer to the Proposed Transferee its shares of Common Stock at a per share price that is no greater than the per share price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Stockholder than those set forth in the Sale Notice.

(r) The Investor participating in a Transfer pursuant to this Section 3.03 shall receive the same consideration per share as the Selling Stockholder.

(s) The Investor shall make or provide the same representations, warranties, covenants, indemnities and agreements as the Selling Stockholder makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the Selling Stockholder, the Investor shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the Selling Stockholder and the Investor severally and not jointly and any indemnification obligation in respect of breaches of representations and warranties shall be pro rata based on the consideration received by the Selling Stockholder and the Investor, in each case in an amount not to exceed the aggregate proceeds received by the Selling Stockholder and the Investor in connection with any Tag-along Sale.

(t) Each of the Selling Stockholder and the Investor shall be responsible for its own fees and expenses incurred in connection with a Tag-along Sale.

(u) The Investor shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case consistent with the agreements being entered into and the certificates being delivered by the Selling Stockholder.

(v) The Selling Stockholder shall have 60 Business Days following the expiration of the Tag-along Period in which to Transfer the shares of Common Stock described in the Sale Notice, at a per share price that is no greater than the per share price set forth in the Sale Notice and on other terms and conditions which are not materially more favorable to the Selling Stockholder than those set forth in the Sale Notice.  If at the end of such 60 Business Day period, the Selling Stockholder has not completed such Transfer, the Selling Stockholder may not then effect a Transfer of Common Stock without again fully complying with the provisions of this Section 3.03.

(w) If the Selling Stockholder Transfers to the Proposed Transferee any of its shares of Common Stock in breach of this Section 3.03, then the Investor shall have the right to Transfer to the Selling Stockholder, and the Selling Stockholder undertakes to purchase from the Investor, the number of shares of Common Stock that such Investor would have had the right to Transfer to the Proposed

Transferee pursuant to this Section 3.03, for a per share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Common Stock from the Selling Stockholder, but without indemnity being granted by the Investor to the Selling Stockholder; provided, that, nothing contained in this Section 3.03 shall preclude any Stockholder from seeking alternative remedies against such Selling Stockholder as a result of its breach of this Section 3.03.  The Selling Stockholder shall also reimburse the Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the enforcement of the Investor’s rights pursuant to this subsection (j).

Right of First Refusal

.

(x) If at any time the Investor desires to Transfer, other than pursuant to Section 3.01(b)(i),  (ii) and (iii), all or any portion of the Series A Preferred Shares and/or Warrants (the “Investor Offered Shares”), then the Investor must first make an offering of the Investor Offered Shares to the Company in accordance with the provisions of this Section 3.04.  This Section 3.04 shall apply notwithstanding any consent provided by the Company pursuant to Section 3.01(b)(iv) unless such consent includes a waiver of the rights set forth in this Section 3.04.

(y) The Investor shall, within three Business Days of receipt of any offer to purchase all or any portion of the Series A Preferred Shares and/or Warrants (other than an offer with respect to a Transfer to be made under Section 3.01(b)(i),  (ii) and (iii) give written notice to the Company (the “Investor Notice”) stating that it has received such offer and specifying:

(i) the number of Investor Offered Shares to be Transferred by the Investor;
(ii) the identity of the transferee;

(iii) the per share purchase price and the other material terms and conditions of such Transfer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(iv) the proposed date, time and location of the closing of such Transfer, which shall not be less than 15 Business Days from the date of the Investor Notice.

(z) By delivering the Investor Notice, the Investor represents and warrants to the Company that:   the Investor has (and will have on the closing date of any Transfer of such Investor Offered Shares to  the Company pursuant to this Section 3.04) full right, title and interest in and to the Investor Offered Shares,  the Investor has (and will have on the closing date of any Transfer of such Investor Offered Shares to the Company pursuant to this Section 3.04) all the necessary power and authority and has taken all necessary action to sell such Investor Offered Shares as contemplated by this Section 3.04, and  the Investor Offered Shares are (and will be on the closing date of any Transfer of such Investor Offered Shares to the Company pursuant to this Section 3.04) free and clear of any and all Liens other than those arising as a result of or under the terms of this Agreement, the Voting Agreement and the Registration Rights Agreements or any Liens which as of the closing of any Investor Offered Shares purchased by the Company will be released.

(aa) Upon receipt of the Investor Notice, the Company shall have ten Business Days (the “ROFR Notice Period”) to elect to purchase all (and not less than all) of the Investor Offered Shares by delivering a written notice (a “ROFR Notice”) to the Investor stating that it offers to purchase such Investor Offered Shares on the same terms specified in the Investor Notice.  Any ROFR Notice shall be binding upon delivery and irrevocable by the Company.

(bb) If the Company does not deliver a ROFR Notice in accordance with Section 3.04(d), the Investor may, during the 60 Business Day period immediately following the expiration of the ROFR Notice Period Transfer all of the Investor Offered Shares to the transferee identified in the Investor Notice on terms and conditions no more favorable to such transferee than those set forth in the Investor Notice.  If the Investor does not transfer the Investor Offered Shares within such period, the rights provided hereunder shall be deemed to be revived and the Investor Offered Shares shall not be Transferred to the transferee unless the Investor sends a new Investor Notice in accordance with, and otherwise complies with, this Section 3.04.

(cc) The Investor shall take all actions as may be reasonably necessary to consummate the Transfer contemplated by this Section 3.04, including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate.

(dd) At the closing of any Transfer pursuant to this Section 3.04, the Investor shall deliver to the Company the certificate or certificates representing the Investor Offered Shares to be sold (if any), accompanied by stock powers and all necessary stock transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from the Company by certified or official bank check or by wire transfer of immediately available funds.  Any such closing shall take place not more than 60 days after delivery by the Company of the ROFR Notice to the Investor.

Pre-emptive Right

.

(ee) For so long as the 11.4% Beneficial Ownership Requirement is satisfied, the Company hereby grants to the Investor the right to purchase its pro rata portion of any New Securities.

(ff) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities to the Investor within three Business Days following any meeting of the Board at which any such issuance or sale is approved.  The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number of New Securities proposed to be issued and the percentage of the Company’s outstanding Common Stock, on a fully diluted basis, that such issuance would represent;
(ii) the proposed issuance date, which shall be at least 20 Business Days from the date of the Issuance Notice; and
(iii) the proposed purchase price per share.

(gg) The Investor shall for a period of 15 Business Days following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect irrevocably to purchase, at the purchase price set forth in the Issuance Notice, the amount of New Securities equal to the product of (x) the total number of New Securities to be issued by the Company on the issuance date and (y) a fraction determined by dividing (A) the number of shares of Common Stock (on a fully diluted, as-converted basis) owned by the Investor immediately prior to such issuance by (B) the total number of shares of Common Stock outstanding (on a fully diluted, as-converted basis) on such date immediately prior to such issuance by delivering a written notice to the Company.  The Investor’s election to purchase New Securities shall be binding and irrevocable.

(hh) No later than five Business Days following the expiration of the Exercise Period, the Company shall issue and sell to the Investor the number of New Securities that the Investor has agreed to purchase.

(ii) Upon the consummation of the issuance of any New Securities in accordance with this Section 3.05, the Company shall deliver to the Investor certificates (if any) evidencing the New Securities, which New Securities shall be issued free and clear of any Liens (other than those arising hereunder and the Voting Agreement and those attributable to the actions of the Investor), and the Company shall represent and warrant to the Investor that such New Securities shall be, upon issuance thereof to the Investor and after payment therefor, duly authorized, validly issued, fully paid and non-assessable.  The Investor shall deliver to the Company the purchase price for the New Securities purchased by it by wire transfer of immediately available funds.  Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale.

Article IV Approval Rights
Approval Rights

.  For so long as the 11.4% Beneficial Ownership Requirement is satisfied, without the affirmative vote (or written consent as permitted by Applicable Law and the Organizational Documents of the Company) of the Investor, the Company shall not:

(a) materially modify or change the nature of the business of the Company or any Subsidiary thereof such that its business is devoted to any business other than the business of owning, operating and managing ski resorts in the United States;

(b) acquire or dispose of, or cause a Subsidiary of the Company to acquire or dispose of, after the date hereof (whether pursuant to merger, purchase or sale of capital stock, property or assets or otherwise), any resorts, assets or properties for aggregate consideration (including the direct or indirect assumption of liabilities) equal to or greater than thirty percent (30%) of the enterprise value of the Company and its Subsidiaries as of the most recent month-end prior to such acquisition or disposal, as reflected on the most recent consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles consistently applied; or

(c) agree or commit to do any of the foregoing.

For purposes of the foregoing, enterprise value means (x) the average of the market capitalization of the Company for the immediately prior 20 trading day period ending on the last day of such month plus (y) aggregate outstanding indebtedness and preferred stock of the Company and its Subsidiaries on the last day of such month minus (z) aggregate cash of the Company and its Subsidiaries on the last day of such month.

Notwithstanding the foregoing, the Investor shall not be entitled to exercise the foregoing special voting rights (but shall have any voting rights conveyed by Section 6.01 of the Certificate of Designation with respect to any related stockholder vote) with respect to any Change of Control.

Article V Representations and Warranties
Representations and Warranties

.  Each Stockholder, severally and not jointly, represents and warrants to each other Stockholder and the Company that:

(a) Such Stockholder has the capacity or full corporate power and authority, as applicable to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement, the performance of his or its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action of such Stockholder.  Such Stockholder has duly executed and delivered this Agreement.

(b) This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(c) The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder, as applicable, (ii) conflict with or result in any violation or breach of any provision of any Applicable Law, or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party.

(d) Except for this Agreement, the Voting Agreement, the Registration Rights Agreements and any documents evidencing or governing Permitted Liens, such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (whether or not such agreements and arrangements are with the Company or any other Stockholder).

Article VI Term and Termination
Termination

.  This Agreement shall terminate upon the earliest of:

(a) the date on which none of the Stockholders holds any Equity Securities;
(b) the dissolution, liquidation, or winding up of the Company;
(c) a Change of Control; or
(d) the unanimous agreement of the Stockholders.

Effect of Termination

.

(e) The termination of this Agreement shall terminate all further rights and obligations of the Stockholders and the Company under this Agreement except that such termination shall not effect:
(i) the existence of the Company;
(ii) the obligation of any Party to pay any amounts arising on or prior to the date of termination or any prior breach by such party of its obligations hereunder;
(iii) the rights which any Stockholder may have by operation of law as a stockholder of the Company; or
(iv) the rights contained herein which, by their terms are intended to survive termination of this Agreement.
(f) The following provisions shall survive the termination of this Agreement: this Section 6.02 and Article VII.
Article VII Miscellaneous
Expenses

.  Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Release of Liability

.  In the event any Stockholder shall Transfer all of the Equity Securities held by such Stockholder in compliance with the provisions of this Agreement without retaining any interest therein, then such Stockholder shall cease to be a party to this Agreement and shall be relieved and have no further liability arising hereunder for events occurring from and after the date of such Transfer; provided that with respect to such Transfer the transferee thereof shall have executed and delivered to the Stockholders and the Company a Joinder Agreement to the extent required by Section 3.01(d).

Notices

.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given  when delivered by hand (with written confirmation of receipt),  when received by the addressee if sent by a nationally recognized overnight courier (receipt requested),  on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or  on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Timothy D. Boyd:	17406 Hidden Valley Dr.
Wildwood, MO. 63038
Email: timboyd@skihv.com

If to Stephen J. Mueller:	16640 Bartizan Dr.

Wildwood, MO 63038
Email: smueller@mountsnow.com

If to Richard K. Deutsch:	P.O. Box 445
West Dover, VT 05356
Email: ddeutsch@mountsnow.com

If to Investor:	CAP 1 LLC
655 Madison Avenue
New York, NY 10065
Facsimile: 212-317-4169
Email: rh@srllc.com
Attention: Rory Held

with a copy to (which shall not constitute notice):	Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, NY 10019 - 6022
Facsimile: 212-541-5369
Email: frank.vellucci@nortonrosefulbright.com
Attention: Frank S. Vellucci

Interpretation

.  For purposes of this Agreement,  the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;  the word “or” is not exclusive; and  the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole.  The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Unless the context  otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.  The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Headings

.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Severability

.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Entire Agreement

.  This Agreement, the Voting Agreement, the Registration Rights Agreements and the Organizational Documents constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including the Original Stockholders’ Agreement.  In the event of any inconsistency or conflict between this Agreement and any Organizational Document, the Stockholders and the Company shall, to the extent permitted by Applicable Law, amend such Organizational Document to comply with the terms of this Agreement.

Successors and Assigns

.  Subject to the provisions of Section 3.01(d), this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign all or any portion of its rights or obligations under this Agreement (except to the extent permitted by Section 3.01(d)) without the prior written consent of all of the parties hereto.

No Third-party Beneficiaries

.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Amendment and Modification; Waiver

.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Governing Law;  Submission to Jurisdiction; Waiver of Jury Trial

.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF MANHATTAN, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.  SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.  THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY

WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

Equitable Remedies

.  Each party hereto acknowledges that the other parties hereto would be irreparably damaged in the event of a breach or threatened breach by such party of any of its obligations under this Agreement and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to seek an injunction from a court of competent jurisdiction (without any requirement to post bond) granting such parties specific performance by such party of its obligations under this Agreement.  In the event that any party files a suit to enforce the covenants contained in this Agreement (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conduction the suit, including reasonable attorney’s fees and expenses.

Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

No Agreement as Director or Officer

.  Each Stockholder is entering into this Agreement as a stockholder of the Company and makes no agreement or understanding in this Agreement in such Stockholder’s capacity as a Director or officer of the Company or any of its Subsidiaries, and nothing in this Agreement:  will limit or affect any actions or omissions taken by any Stockholder as such a Director or officer, and no such actions or omissions shall be deemed a breach of this Agreement or  will be construed to prohibit, limit or restrict any Stockholder from exercising his or her fiduciary duties as an officer or Director to the Company or its stockholders.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Peak Resorts, Inc.
By: /s/ Christopher J. Bub
Name: Christopher J. Bub
Title: Vice President and Chief Financial Officer

/s/ Timothy D. Boyd
Timothy D. Boyd

/s/ Stephen J. Mueller
Stephen J. Mueller

/s/ Richard K. Deutsch
Richard K. Deutsch

CAP 1 LLC

By: /s/ David Sackler
Name: David Sackler
Title: President

EXHIBIT A

Joinder Agreement

Reference is hereby made to the Amended and Restated Stockholders’ Agreement, dated as of ___________, (as amended from time to time, the “Stockholders Agreement”), among Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch, Peak Resorts, Inc., a Missouri corporation, and CAP 1 LLC, a Delaware limited liability company.  Pursuant to and in accordance with Section 3.01(d) of the Stockholders’ Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall (a) become a party, as a Stockholder, to the Stockholders’ Agreement, (b) subject to the provisions of Section 3.01(d) of the Stockholders’ Agreement, be subject to and bound by all of the covenants, terms and conditions of the Stockholders’ Agreement, and (c) be deemed to be a Stockholder for all purposes thereof.

The undersigned hereby makes the representations and warranties set forth in Article V as of the date hereof.

Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stockholders’ Agreement.

[SIGNATURE PAGE FOLLOWS]

A-1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [DATE].

[TRANSFEREE STOCKHOLDER]

By:
Name:
Title:

A-2

EXHIBIT B

Shares

Shareholder Name and Address	Number of Shares

Richard Deutsch	483,400
PO Box 20 Valley View Rd.
West Dover, VT 05356

Melissa K. Boyd, Trustee of the Timothy D. Boyd 2011 Family Trust u/t/a dated January 28, 2011	221,900
17406 Hidden Valley Drive
Wildwood, MO 63025

Melissa K. Boyd, Trustee of the Melissa K. Boyd Revocable Trust u/t/a August 27, 1996	302,400
17406 Hidden Valley Drive
Wildwood, MO 63025

Timothy D. Boyd, Trustee of the Timothy D. Boyd Revocable Trust u/t/a dated August 27, 1996	750,000
17406 Hidden Valley Drive
Wildwood, MO 63025

Stephen J. Mueller and Beth R. Mueller, Trustees of the Stephen J. Mueller Revocable Living Trust u/t/a dated October 5, 2012, as amended	489,100
16640 Bartizan Drive
Wildwood, MO 63038

CAP 1 LLC and Affiliates	2,026,500 shares of Common Stock;
655 Madison Avenue
New York, NY 10065	40,000 shares of Series A Preferred Stock;

Warrant Certificate No. 1 dated as of November 2, 2016 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share;

Warrant Certificate No. 2 dated as of November 2, 2016 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share;

B-1

Cap 1 LLC and Affiliates (cont.)	Warrant Certificate No. 3 dated as of November 2, 2016 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share;

Warrant Certificate No. 4 dated as of November 21, 2018 exercisable for 1,538,462 shares of Common Stock at an exercise price of $6.50 per share;

Warrant Certificate No. 5 dated as of November 21, 2018 exercisable for 625,000 shares of Common Stock at an exercise price of $8.00 per share;

Warrant Certificate No. 6 dated as of November 21, 2018 exercisable for 555,556 shares of Common Stock at an exercise price of $9.00 per share;

Warrant Certificate No. 7 dated as of November 21, 2018 exercisable for 1,750,000 shares of Common Stock at an exercise price of $10.00 per share.

Additional Warrant, as defined in the Credit Agreement, exercisable for 666,667 shares of Common Stock at an exercise price of $7.50 per share, as may be issued pursuant to Section 2.08 of the Credit Agreement.

A-2